UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  July 20, 2020 (July 14, 2020)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2020, Marc E. Becker notified the Board of Directors (the “Board”) of OneMain Holdings, Inc. (the “Company”) of his resignation as a director of the Company, and such resignation was effective as of July 16, 2020. On July 16, 2020, the Board appointed Lisa Green Hall to serve as an independent director on the Board. Ms. Hall was appointed a Class II director of the Board and her term expires at the Company's annual meeting of shareholders in 2021.

Mr. Becker served on the Board as a designee of OMH Holdings, L.P. (“OMH Holdings”) under the terms of the previously disclosed Amended and Restated Stockholders Agreement, dated as of June 25, 2018. In connection with Mr. Becker’s resignation, OMH Holdings designated Ms. Hall to replace Mr. Becker.

Ms. Hall recently joined Apollo Global Management, LLC. As an employee of Apollo, Ms. Hall will not receive compensation for her Board service. Ms. Hall will enter into an indemnification agreement, effective as of July 16, 2020, pursuant to which the Company will indemnify her for certain actions taken in her capacity as a director of the Company, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2018. There are no transactions between Ms. Hall and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Micah R. Conrad
Name:	Micah R. Conrad
Title:	Executive Vice President and Chief Financial Officer

Date:  July 20, 2020